Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Core Trust:

In planning and performing our audits of the financial statements of Federated Duration Plus Core
Fund, a portfolio of Federated Core Trust, as of Augus t 31, 2009 and for the period from September 3, 2008 (date of initial investment) to Augus t 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Boar d (United States), we considered the Funds' internal control over financial reporting, includ ing controls over safeguarding securities, as a basis for designing our auditing procedures for the pu rpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness of the Fun ds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibil ity, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparatio n of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accura tely and fairly reflect the transactions and dispositions of the assets of the company; (2) provide re asonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and exp enditures of the company are being made in accordance with authorizations of management and direc tors of the company; and (3) provide reasonable assurance regarding prevention or timely detec tion of the unauthorized acquisition, use, or disposition of the company's assets that could have a material affect on the financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not prevent or
detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate b ecause of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
 exists when the design or operation of a control does not allow management or employees, in the no rmal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstat ement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over fin ancial reporting was for the limited purpose described in the first paragraph and would not nec essarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). Howev er, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August
31, 2009.

This report is intended solely for the information and us e of management and the Board of Trustees of Federated Insurance Series and the Securities
 and Exchange Commission and is not
intended to be and should not be used by anyone other tha n those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
October 20, 2009